Exhibit 99.1


RESIGNATION


To:   The Board of Directors of Execute Sports Inc. ("the Corporation")


I, Don Dallape, hereby resign as President of the Corporation effective immediately, dated this 15th day of December, 2005. I will continue to serve the Corporation as Chief Executive Officer and Chairman of the Board.


                                  Signature: /s/ Don Dallape
                                             ---------------
                                                 Donald Dallape